EXHIBIT 99.1

Lakeland Bancorp Announces Second Quarter Results

OAK RIDGE, N.J., July 22, 2021 (GLOBE NEWSWIRE) -- Lakeland Bancorp, Inc. (NASDAQ: LBAI) (the “Company”), the parent company of Lakeland Bank (“Lakeland”), reported net income of $27.4 million and earnings per diluted share ("EPS") of $0.53 for the three months ended June 30, 2021 compared to net income of $11.9 million and diluted EPS of $0.23 for the three months ended June 30, 2020. For the second quarter of 2021, annualized return on average assets was 1.41%, annualized return on average common equity was 14.07% and annualized return on average tangible common equity was 17.67%.

For the six months ended June 30, 2021, the Company reported net income of $50.6 million and earnings per diluted share ("EPS") of $0.98 compared to net income of $24.2 million and diluted EPS of $0.47 for the first six months of 2020. Annualized return on average assets was 1.32%, annualized return on average common equity was 13.15% and annualized return on average tangible common equity was 16.55% for the first six months of 2021.

The second quarter and year-to-date 2021 results were favorably impacted by negative provisions for credit losses of $6.0 million and $8.6 million, respectively, compared to provisions of $9.0 million and $18.2 million for the same periods last year as forecasted macroeconomic conditions have improved and Lakeland's asset quality continues to be strong.

Thomas Shara, Lakeland Bancorp’s President and CEO commented, “We are pleased with the Company’s record earnings for the quarter and our continued improvement in asset quality with non-performing assets to total assets dropping to 29 basis points. Notwithstanding the negative provision for credit losses for the quarter, Lakeland continues to effectively navigate the current economic environment with increased net interest margin, prudent expense management and excellent credit metrics.”

Regarding last week’s announced merger agreement to acquire 1st Constitution Bancorp, Mr. Shara continued, “We are extremely excited to bring together two high performing banks who each were recently recognized by national news media outlets as the best banks in New Jersey. Lakeland was named Best In-State Bank in New Jersey by Forbes and 1st Constitution was awarded Best Small Bank in New Jersey by Newsweek.” This transaction is expected to close in the fourth quarter of 2021 or early first quarter 2022.

Second Quarter 2021 Highlights

  Net interest margin increased to 3.27% compared to 3.19% in the first quarter of 2021 and 3.06% in the second quarter of 2020.
  Nonperforming assets decreased $8.5 million or 27% to $22.6 million at June 30, 2021 compared to $31.1 million at March 31, 2021.
  Deposit growth was strong as saving and interest-bearing transaction accounts increased $148.8 million during the second quarter, while higher priced time deposits were allowed to run off. Noninterest-bearing deposits increased $51.9 million to $1.68 billion at June 30, 2021.
  Paycheck Protection Program ("PPP") loans totaled $207.0 million at June 30, 2021 compared to $346.2 million at March 31, 2021. New PPP loans booked during the second quarter totaled $14.2 million while $153.3 million in previously booked PPP loans were forgiven resulting in a net decrease of $139.1 million. Unamortized net deferred fees on PPP loans totaled $6.1 million at June 30, 2021 compared to $8.1 million at March 31, 2021.

Net Interest Margin and Net Interest Income

Net interest margin for the second quarter of 2021 of 3.27% increased 21 basis points compared to the second quarter of 2020 and increased 8 basis points compared to the first quarter of 2021. Net interest margin for the first six months of 2021 was 3.23% as compared to 3.16% for the same period in 2020. The increase in net interest margin compared to the second quarter 2020 and year-to-date 2020 was due primarily to a decrease in the cost of interest-bearing liabilities, while the increase in net interest margin compared to the linked quarter was due primarily to an increase in the yield on interest-earning assets as well as a reduction in the cost of interest-bearing liabilities.

The yield on interest-earning assets for the second quarter of 2021 was 3.57% as compared to 3.69% for the second quarter of 2020 and 3.56% for the first quarter of 2021. The yield on interest-earning assets for the first six months of 2021 was 3.57% as compared to 3.92% during the same period in 2020. The current quarter decrease in yield on interest-earning assets, when compared to the second quarter of 2020 was due primarily to a reduction in the yield on securities as well as an increase in average securities balances. The current quarter increase in yield on interest-earning assets compared to the first quarter of 2021 was due primarily to an increase in yield on loans resulting from an increase in prepayment fees and interest recoveries on non-performing assets. The 35 basis point reduction in yield on interest-earning assets for the first six months of 2021 compared to the same period in 2020 was due primarily to a reduction in the yield on loans due to decreases in the prime rate and LIBOR during 2020, an increase in lower yielding federal funds sold, as well as the origination of PPP loans during 2020, which earn an effective yield of 2.50% including amortization of fees and costs.

The cost of interest-bearing liabilities for the second quarter of 2021 was 0.42% compared to 0.86% for the second quarter of 2020 and 0.51% for the first quarter of 2021. The cost of interest-bearing liabilities for the first six months of 2021 was 0.47% compared to 1.02% during the same period in 2020. The reduction in the cost of interest-bearing liabilities compared to prior periods was largely driven by reductions in market interest rates as well as a change in the mix of interest-bearing liabilities. Higher cost time deposit and borrowings balances have decreased while lower cost interest-bearing transaction account balances have increased.

Net interest income for the second quarter of 2021 of $59.7 million increased $9.2 million and $3.0 million, respectively, compared to the second quarter of 2020 and the first quarter of 2021. Net interest income for the first six months of 2021 was $116.5 million as compared to $100.4 million for the first six months of 2020. The increase in net interest income compared to prior periods was due primarily to a reduction in the cost of interest-bearing deposits as well as growth in the volume of interest-earning assets.

Noninterest Income

Noninterest income decreased $212,000 to $5.3 million for the second quarter of 2021 from $5.5 million for the second quarter of 2020. Service charges on deposit accounts for the second quarter of 2021 increased $570,000 compared to the second quarter of 2020 due primarily to changes in customer behavior relating to the pandemic. Commissions and fees for the second quarter of 2021 increased $559,000 compared to the second quarter of 2020 due primarily to increases in commercial loan fees and investment commission income. Swap income decreased $695,000 compared to the second quarter of 2020 due primarily to the steepness of the yield curve which makes new swap agreements less attractive. Other income decreased $343,000 due primarily to a $400,000 write-down on a branch location held for sale.

For the first six months of 2021, noninterest income decreased $2.5 million to $11.0 million compared to the first six months of 2020 primarily due to a $3.0 million decrease in swap income resulting from the changes to the yield curve discussed above. Service charges on deposit accounts and commissions and fees increased $366,000 and $517,000, respectively, compared to the first half of 2020 due to the same reasons discussed in the quarterly comparison. Losses on equity securities totaled $133,000 in the first six months of 2021 compared to losses of $455,000 in the first six months of 2020. Other income decreased $497,000 due primarily to the same reason discussed in the quarterly comparison. Additionally, the first half of 2020 included gains on sales of investment securities of $342,000 compared to $9,000 for the same period in 2021.

Noninterest Expense

Noninterest expense totaled $34.1 million for the second quarter of 2021 and increased $2.6 million compared to the second quarter of 2020. Compensation and employee benefit expense for the second quarter of 2021 increased $1.9 million or 10% compared to the same quarter of 2020 as a result of staff additions and normal merit increases. Premises and equipment increased $807,000 compared to the second quarter of 2020 predominately driven by an increase in costs associated with the Company's digital strategy initiative. Other operating expenses in the second quarter of 2021 were $123,000 less than the second quarter of 2020 due primarily to decreased consulting and professional fees.

Noninterest expense for the first half of 2021 of $68.0 million increased $4.0 million compared to the first half of 2020. Compensation and employee benefit expense and premises and equipment expense increased $2.7 million and $1.7 million, respectively, compared to the first half of 2020 due to the same reasons discussed in the quarterly comparison. FDIC insurance expense in the first six months of 2021 increased $584,000 due primarily to deposit growth and assessment credits recorded in the first half of 2020. Other operating expenses decreased $852,000 in the first half of 2021 compared to the same period in 2020 due primarily to a decrease in consulting and professional fees. Additionally, other operating expenses in the first half of 2020 included a long-term debt prepayment fee of $356,000 resulting from the payoff of $10.0 million in Federal Home Loan Bank debt yielding 2.89%.

Income Tax Expense

The effective tax rate for the second quarter of 2021 was 25.7% compared to 23.7% for the second quarter of 2020. The increased effective tax rate for the second quarter of 2021 was primarily a result of tax advantaged items declining as a percentage of pretax income due to the increase in pretax income.

Financial Condition

At June 30, 2021, total assets were $7.85 billion, an increase of $189.9 million compared to December 31, 2020. For the six months ended June 30, 2021, total loans decreased $32.4 million to $5.99 billion and investment securities increased $134.4 million to $1.11 billion. On the funding side, total deposits increased $259.3 million to $6.72 billion, while borrowings decreased $74.6 million to $238.2 million. At June 30, 2021, total loans as a percent of total deposits was 89.2%.

Asset Quality

At June 30, 2021, non-performing assets decreased 47% to $22.6 million or 0.29% of total assets compared to $42.8 million or 0.56% of total assets at December 31, 2020. Non-accrual loans as a percent of total loans decreased to 0.38% at June 30, 2021 compared to 0.71% at December 31, 2020. The allowance for credit losses decreased to $60.4 million, 1.01% of total loans, at June 30, 2021, compared to $71.1 million, 1.18% of total loans, at December 31, 2020. In the second quarter of 2021, the Company had net charge-offs of $1.5 million or 0.10% of average loans, on an annualized basis, compared to $45,000 or 0% for the same period in 2020. The provision for credit losses for the second quarter of 2021 was a benefit of $6.0 million compared to a provision of $9.0 million in the second quarter of 2020. In addition, the second quarter of 2021 included a sale of nonperforming residential mortgages and consumer loans totaling $5.0 million and resulted in an improvement of asset quality ratios.

Capital

At June 30, 2021, stockholders' equity was $796.7 million compared to $763.8 million at December 31, 2020, a 4% increase. Lakeland Bank remains above FDIC “well capitalized” standards, with a Tier 1 leverage ratio of 8.70% at June 30, 2021. The book value per common share and tangible book value per common share increased 7% and 9% to $15.74 and $12.60, respectively, compared to $14.77 and $11.60 at June 30, 2020 (see "Supplemental Information - Non-GAAP Financial Measures" for a reconciliation of non-GAAP financial measures, including tangible book value). At June 30, 2021, the Company’s common equity to assets ratio and tangible common equity to tangible assets ratio was 10.14% and 8.29%, respectively, compared to 9.97% and 8.05% at December 31, 2020. On July 21, 2021, the Company declared a quarterly cash dividend of $0.135 per share to be paid on August 13, 2021, to shareholders of record as of August 2, 2021.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “projects,” “intends,” “estimates,” “expects,” “believes,” “plans,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements. In addition to the specific risk factors disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, the following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets, changes in economic conditions nationally, regionally and in the Company’s markets, the nature and timing of actions of the Federal Reserve Board and other regulators, the nature and timing of legislation and regulation affecting the financial services industry, government intervention in the U.S. financial system, changes in federal and state tax laws, changes in levels of market interest rates, pricing pressures on loan and deposit products, credit risks of the Company’s lending and leasing activities, successful implementation, deployment and upgrades of new and existing technology, systems, services and products, customers’ acceptance of the Company’s products and services, competition, and failure to realize anticipated efficiencies and synergies from the merger of 1st Constitution Bancorp into Lakeland Bancorp and the merger of 1st Constitution Bank into Lakeland Bank. Further, given its ongoing and dynamic nature, it is difficult to predict the continuing effects that the COVID-19 pandemic will have on our business and results of operations. The pandemic and related local and national economic disruption may, among other effects, result in a material adverse change for the demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; branch disruptions, unavailability of personnel and increased cybersecurity risks as employees work remotely. Any statements made by the Company that are not historical facts should be considered to be forward-looking statements. The Company is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). This press release also contains certain supplemental non-GAAP information that the Company’s management uses in its analysis of the Company’s financial results.

The Company also provides measurements and ratios based on tangible equity and tangible assets. These measures are utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, the Company’s management believes that such information is useful to investors.

Specifically, the Company also uses an efficiency ratio that is a non-GAAP financial measure. The ratio that the Company uses excludes amortization of core deposit intangibles, and, where applicable, long-term debt prepayment fees and merger-related expenses. Income for the non-GAAP ratio is increased by the favorable effect of tax-exempt income and excludes gains and losses from the sale of investment securities, which can vary from period to period. The Company uses this ratio because it believes the ratio provides a relevant measure to compare the operating performance period to period.

These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. See accompanying "Supplemental Information - Non-GAAP Financial Measures" for a reconciliation of non-GAAP financial measures.

About Lakeland

Lakeland Bank is the wholly-owned subsidiary of Lakeland Bancorp, Inc. (NASDAQ:LBAI), which had $7.85 billion in total assets at June 30, 2021. With an extensive branch network and commercial lending centers throughout New Jersey and Highland Mills, New York, the Bank offers business and retail banking products and services. Business services include commercial loans and lines of credit, commercial real estate loans, loans for healthcare services, asset-based lending, equipment financing, small business loans and lines and cash management services. Consumer services include online and mobile banking, home equity loans and lines, mortgage options and wealth management solutions. Lakeland is proud to be recognized as one of New Jersey's Best-In State Banks by Forbes and Statista, rated a 5-Star Bank by Bauer Financial and named one of New Jersey's 50 Fastest Growing Companies by NJBIZ. Visit LakelandBank.com or 973-697-2000 for more information.

Thomas J. Shara	Thomas F. Splaine
President & CEO	EVP & CFO

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except per share amounts)	2021	2020	2021	2020
Income Statement
Net interest income	$59,740	$50,519	$116,468	$100,418
Provision for credit losses (2)	5,959	(9,000)	8,601	(18,223)
Gains on sales of investment securities	9	—	9	342
Gains on sales of loans	607	710	1,315	1,125
Gain (loss) on equity securities	11	198	(133)	(455)
Other noninterest income	4,642	4,573	9,837	12,480
Long-term debt prepayment fee	—	—	—	(356)
Other noninterest expense	(34,097)	(31,462)	(68,000)	(63,610)
Pretax income	36,871	15,538	68,097	31,721
Provision for income taxes	(9,464)	(3,687)	(17,515)	(7,478)
Net income	$27,407	$11,851	$50,582	$24,243

Basic earnings per common share	$0.53	$0.23	$0.99	$0.48
Diluted earnings per common share	$0.53	$0.23	$0.98	$0.47
Dividends paid per common share	$0.135	$0.125	$0.260	$0.250
Weighted average shares - basic	50,636	50,522	50,606	50,554
Weighted average shares - diluted	50,858	50,593	50,821	50,660

Selected Operating Ratios
Annualized return on average assets	1.41%	0.67%	1.32%	0.71%
Annualized return on average common equity	14.07%	6.42%	13.15%	6.59%
Annualized return on average tangible common equity (1)	17.67%	8.19%	16.55%	8.42%
Annualized yield on interest-earning assets	3.57%	3.69%	3.57%	3.92%
Annualized cost of interest-bearing liabilities	0.42%	0.86%	0.47%	1.02%
Annualized net interest spread	3.15%	2.83%	3.10%	2.91%
Annualized net interest margin	3.27%	3.06%	3.23%	3.16%
Efficiency ratio (1)	51.98%	55.62%	52.85%	55.46%
Stockholders' equity to total assets			10.14%	9.96%
Book value per common share			$15.74	$14.77
Tangible book value per common share (1)			$12.60	$11.60
Tangible common equity to tangible assets (1)			8.29%	7.99%

Asset Quality Ratios			June 30, 2021	June 30, 2020
Ratio of allowance for credit losses to total loans (2)			1.01%	1.00%
Non-performing loans to total loans			0.38%	0.57%
Non-performing assets to total assets			0.29%	0.44%
Annualized net charge-offs to average loans			0.09%	0.01%

(1) See Supplemental Information - Non-GAAP Financial Measures
(2) The Company adopted ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments ("ASU 2016-13") on December 31, 2020, with a $6.7 million transition adjustment retroactive to January 1, 2020. Periods prior to December 31, 2020 do not reflect the adoption of ASU 2016-13.

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

(dollars in thousands)			June 30, 2021	June 30, 2020
Selected Balance Sheet Data at Period End
Loans			$5,988,832	$5,756,155
Allowance for credit losses (1)			60,389	57,839
Investment securities			1,107,601	957,985
Total assets			7,854,238	7,488,516
Total deposits			6,715,035	6,125,502
Short-term borrowings			100,190	183,116
Other borrowings			138,045	273,954
Stockholders' equity			796,676	745,489

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Selected Average Balance Sheet Data
Loans	$6,080,408	$5,572,865	$6,085,057	$5,390,481
Investment securities	1,066,086	891,037	1,034,956	885,512
Interest-earning assets	7,342,952	6,650,993	7,286,856	6,391,998
Total assets	7,784,385	7,137,529	7,744,714	6,851,415
Noninterest-bearing demand deposits	1,660,825	1,364,785	1,603,714	1,237,212
Savings deposits	639,540	525,224	622,331	511,011
Interest-bearing transaction accounts	3,495,610	2,908,299	3,442,116	2,869,539
Time deposits	880,079	1,093,760	962,042	983,379
Total deposits	6,676,054	5,892,068	6,630,203	5,601,141
Short-term borrowings	85,325	82,694	79,441	121,260
Other borrowings	140,162	273,904	141,703	275,828
Total interest-bearing liabilities	5,240,716	4,883,881	5,247,633	4,761,017
Stockholders' equity	781,299	742,050	775,808	739,385

(1) Periods prior to December 31, 2020 do not reflect the adoption of ASU 2016-13.

Lakeland Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share data)	2021	2020	2021	2020
Interest Income
Loans and fees	$60,529	$55,825	$119,307	$113,682
Federal funds sold and interest-bearing deposits with banks	52	36	89	195
Taxable investment securities and other	4,029	4,763	8,010	9,992
Tax-exempt investment securities	631	349	1,243	681
Total Interest Income	65,241	60,973	128,649	124,550
Interest Expense
Deposits	4,238	8,094	9,362	18,957
Federal funds purchased and securities sold under agreements to repurchase	16	75	39	504
Other borrowings	1,247	2,285	2,780	4,671
Total Interest Expense	5,501	10,454	12,181	24,132
Net Interest Income	59,740	50,519	116,468	100,418
Provision for credit losses (1)	(5,959)	9,000	(8,601)	18,223
Net Interest Income after Provision for Credit Losses	65,699	41,519	125,069	82,195
Noninterest Income
Service charges on deposit accounts	2,445	1,875	4,741	4,375
Commissions and fees	1,755	1,196	3,353	2,836
Income on bank owned life insurance	643	665	1,277	1,330
Gain (loss) on equity securities	11	198	(133)	(455)
Gains on sales of loans	607	710	1,315	1,125
Gains on sales of investment securities, net	9	—	9	342
Swap income	72	767	634	3,610
Other income	(273)	70	(168)	329
Total Noninterest Income	5,269	5,481	11,028	13,492
Noninterest Expense
Compensation and employee benefits	20,407	18,490	40,925	38,217
Premises and equipment	6,078	5,271	12,396	10,667
FDIC insurance	621	450	1,332	748
Data processing	1,299	1,436	2,554	2,689
Other operating expenses	5,692	5,815	10,793	11,645
Total Noninterest Expense	34,097	31,462	68,000	63,966
Income before provision for income taxes	36,871	15,538	68,097	31,721
Provision for income taxes	9,464	3,687	17,515	7,478
Net Income	$27,407	$11,851	$50,582	$24,243
Per Share of Common Stock
Basic earnings	$0.53	$0.23	$0.99	$0.47
Diluted earnings	$0.53	$0.23	$0.98	$0.47
Dividends	$0.135	$0.125	$0.260	$0.250

(1) Periods prior to December 31, 2020 do not reflect the adoption of ASU 2016-13.

Lakeland Bancorp, Inc.
Consolidated Balance Sheets
(dollars in thousands)	June 30, 2021	December 31, 2020
	(Unaudited)
Assets
Cash	$358,052	$262,327
Interest-bearing deposits due from banks	17,348	7,763
Total cash and cash equivalents	375,400	270,090
Investment securities available for sale, at estimated fair value (allowance for credit losses of $21 at June 30, 2021 and $2 at December 31, 2020 )	988,673	855,746
Investment securities held to maturity (estimated fair value of $96,311 at June 30, 2021 and $93,868 at December 31, 2020, allowance for credit losses of $137 at June 30, 2021 and none at December 31, 2020)	94,278	90,766
Equity securities, at fair value	15,440	14,694
Federal Home Loan Bank and other membership stocks, at cost	9,210	11,979
Loans held for sale	816	1,335
Loans, net of deferred fees	5,988,832	6,021,232
Less: Allowance for credit losses	60,389	71,124
Net loans	5,928,443	5,950,108
Premises and equipment, net	47,641	48,495
Operating lease right-of-use assets	15,513	16,772
Accrued interest receivable	18,309	19,339
Goodwill	156,277	156,277
Other identifiable intangible assets	2,841	3,288
Bank owned life insurance	116,398	115,115
Other assets	84,999	110,293
Total Assets	$7,854,238	$7,664,297
Liabilities and Stockholders' Equity
Liabilities
Deposits:
Noninterest-bearing	$1,683,887	$1,510,224
Savings and interest-bearing transaction accounts	4,198,709	3,867,303
Time deposits $250 thousand and under	685,583	895,056
Time deposits over $250 thousand	146,856	183,200
Total deposits	6,715,035	6,455,783
Federal funds purchased and securities sold under agreements to repurchase	100,190	169,560
Other borrowings	25,000	25,000
Subordinated debentures	113,045	118,257
Operating lease liabilities	16,847	18,183
Other liabilities	87,445	113,730
Total Liabilities	7,057,562	6,900,513
Stockholders' Equity
Common stock, no par value; authorized 100,000,000 shares; issued 50,732,384 shares and outstanding 50,601,349 shares at June 30, 2021 and issued 50,610,681 shares and outstanding 50,479,646 shares at December 31, 2020	563,980	562,421
Retained earnings	228,803	191,418
Treasury shares, at cost, 131,035 shares at June 30, 2021 and December 31, 2020	(1,452)	(1,452)
Accumulated other comprehensive income	5,345	11,397
Total Stockholders' Equity	796,676	763,784
Total Liabilities and Stockholders' Equity	$7,854,238	$7,664,297

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2021	2021	2020	2020	2020
Income Statement
Net interest income	$59,740	$56,728	$55,135	$52,134	$50,519
Provision for credit losses (1)	5,959	2,642	(789)	(8,000)	(9,000)
Gains on sales of investment securities	9	—	871	—	—
Gains on sales of loans	607	708	760	1,437	710
Gain (loss) on equity securities	11	(144)	73	(170)	198
Other noninterest income	4,642	5,195	5,141	5,506	4,573
Long-term debt prepayment fee	—	—	(3,777)	—	—
Other noninterest expense	(34,097)	(33,903)	(33,168)	(32,097)	(31,462)
Pretax income	36,871	31,226	24,246	18,810	15,538
Provision for income taxes	(9,464)	(8,051)	(5,398)	(4,383)	(3,687)
Net income	$27,407	$23,175	$18,848	$14,427	$11,851

Basic earnings per common share	$0.53	$0.45	$0.37	$0.28	$0.23
Diluted earnings per common share	$0.53	$0.45	$0.37	$0.28	$0.23
Dividends paid per common share	$0.135	$0.125	$0.125	$0.125	$0.125
Dividends paid	$6,828	$6,369	$6,364	$6,365	$6,365
Weighted average shares - basic	50,636	50,576	50,527	50,526	50,522
Weighted average shares - diluted	50,858	50,780	50,672	50,620	50,593

Selected Operating Ratios
Annualized return on average assets	1.41%	1.22%	0.98%	0.76%	0.67%
Annualized return on average common equity	14.07%	12.20%	9.96%	7.64%	6.42%
Annualized return on average tangible common equity (2)	17.67%	15.39%	12.64%	9.71%	8.19%
Annualized net interest margin	3.27%	3.19%	3.08%	2.96%	3.06%
Efficiency ratio (2)	51.98%	53.75%	53.74%	53.96%	55.62%
Common stockholders' equity to total assets	10.14%	9.88%	9.97%	10.02%	9.96%
Tangible common equity to tangible assets (2)	8.29%	8.00%	8.05%	8.06%	7.99%
Tier 1 risk-based ratio	10.78%	10.47%	10.22%	10.34%	10.45%
Total risk-based ratio	13.11%	13.02%	12.85%	12.93%	12.98%
Tier 1 leverage ratio	8.70%	8.51%	8.37%	8.36%	8.69%
Common equity tier 1 capital ratio	10.29%	9.98%	9.73%	9.83%	9.93%
Book value per common share	$15.74	$15.18	$15.13	$14.93	$14.77
Tangible book value per common share (2)	$12.60	$12.03	$11.97	$11.77	$11.60

(1) Periods prior to December 31, 2020 do not reflect the adoption of ASU 2016-13.
(2) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)
	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2021	2021	2020	2020	2020
Selected Balance Sheet Data at Period End
Loans	$5,988,832	$6,108,946	$6,021,232	$5,843,591	$5,756,155
Allowance for credit losses on loans (1)	60,389	67,252	71,124	65,242	57,839
Investment securities	1,107,601	1,078,750	973,185	909,535	957,985
Total assets	7,854,238	7,771,761	7,664,297	7,522,184	7,488,516
Total deposits	6,715,035	6,635,226	6,455,783	6,266,516	6,125,502
Short-term borrowings	100,190	111,999	169,560	97,874	183,116
Other borrowings	138,045	143,267	143,257	253,359	273,954
Stockholders' equity	796,676	768,065	763,784	753,572	745,489

Loans
Non-owner occupied commercial	$2,330,376	$2,375,024	$2,398,946
Owner occupied commercial	870,535	857,506	827,092
Multifamily	902,394	858,168	813,225
Non-owner occupied residential	189,765	195,534	200,229
Total commercial, secured by real estate (1)	$4,293,070	$4,286,232	$4,239,492	$4,042,946	$3,955,045
Commercial, industrial and other	358,659	394,416	433,553	418,813	393,017
Construction	335,167	291,252	266,883	275,716	298,180
Paycheck Protection Program	207,045	346,150	284,636	325,115	325,999
Equipment financing	121,096	119,428	116,690	118,320	117,569
Residential mortgages	391,589	385,778	377,380	343,317	335,135
Consumer and home equity	282,206	285,690	302,598	319,364	331,210
Total loans	$5,988,832	$6,108,946	$6,021,232	$5,843,591	$5,756,155

Deposits
Noninterest-bearing	$1,683,887	$1,631,942	$1,510,224	$1,474,847	$1,486,273
Savings and interest-bearing transaction accounts	4,198,709	4,049,914	3,867,303	3,647,328	3,510,723
Time deposits	832,439	953,370	1,078,256	1,144,341	1,128,506
Total deposits	$6,715,035	$6,635,226	$6,455,783	$6,266,516	$6,125,502

Total loans to total deposits ratio	89.2%	92.1%	93.3%	93.3%	94%

Selected Average Balance Sheet Data
Loans	$6,080,408	$6,089,757	$5,939,904	$5,775,093	$5,572,865
Investment securities	1,066,086	1,003,479	912,723	873,066	891,037
Interest-earning assets	7,342,952	7,230,136	7,137,884	7,009,939	6,650,993
Total assets	7,784,385	7,704,603	7,625,458	7,516,069	7,137,529
Noninterest-bearing demand deposits	1,660,825	1,545,968	1,499,093	1,475,422	1,364,785
Savings deposits	639,540	604,931	571,794	548,662	525,224
Interest-bearing transaction accounts	3,495,610	3,388,027	3,313,556	3,086,260	2,908,299
Time deposits	880,079	1,044,915	1,112,053	1,176,181	1,093,760
Total deposits	6,676,054	6,583,841	6,496,496	6,286,525	5,892,068
Short-term borrowings	85,325	73,492	68,962	58,845	82,694
Other borrowings	140,162	143,261	155,943	269,093	273,904
Total interest-bearing liabilities	5,240,716	5,254,626	5,222,308	5,139,042	4,883,881
Stockholders' equity	781,299	770,255	753,059	751,099	742,050

(1) Periods prior to December 31, 2020 do not reflect the adoption of ASU 2016-13.

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)
	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2021	2021	2020	2020	2020
Average Annualized Yields (Taxable Equivalent Basis) and Costs
Assets
Loans	3.99%	3.91%	3.92%	3.91%	4.03%
Taxable investment securities and other	1.72%	1.81%	1.84%	2.09%	2.31%
Tax-exempt securities	2.50%	2.54%	2.51%	2.55%	2.70%
Federal funds sold and interest-bearing cash accounts	0.11%	0.11%	0.09%	0.10%	0.08%
Total interest-earning assets	3.57%	3.56%	3.51%	3.49%	3.69%
Liabilities
Savings accounts	0.05%	0.05%	0.05%	0.06%	0.07%
Interest-bearing transaction accounts	0.32%	0.34%	0.38%	0.44%	0.55%
Time deposits	0.61%	0.83%	1.01%	1.19%	1.48%
Borrowings	2.22%	2.87%	2.84%	2.73%	2.62%
Total interest-bearing liabilities	0.42%	0.51%	0.59%	0.72%	0.86%
Net interest spread (taxable equivalent basis)	3.15%	3.05%	2.92%	2.77%	2.83%
Annualized net interest margin (taxable equivalent basis)	3.27%	3.19%	3.08%	2.96%	3.06%
Annualized cost of deposits	0.25%	0.32%	0.37%	0.44%	0.55%
Asset Quality Data
Allowance for Credit Losses on Loans
Balance at beginning of period	$67,252	$71,124	$65,242	$57,839	$48,884
Impact of adopting ASU 2016-13 (1)	—	—	6,656	—	—
Provision for credit losses on loans	(5,314)	(2,808)	(246)	8,000	9,000
Charge-offs	(1,862)	(1,270)	(746)	(682)	(142)
Recoveries	313	206	218	85	97
Balance at end of period	$60,389	$67,252	$71,124	$65,242	$57,839

Net Loan Charge-Offs (Recoveries)
Commercial, real estate	$1,590	$843	$(47)	$298	$(36)
Commercial, industrial and other	5	221	478	173	(13)
Equipment financing	4	83	64	95	(11)
Residential mortgages	(82)	(58)	—	(1)	—
Consumer and home equity	32	(25)	33	32	105
Net charge-offs (recoveries)	$1,549	$1,064	$528	$597	$45
Non-Performing Assets (2)
Commercial, real estate	$20,594	$23,984	$35,091	$26,145	$25,615
Commercial, industrial and other	1,449	2,252	2,633	1,484	1,546
Equipment financing	264	293	327	444	400
Residential mortgages	—	2,323	2,469	2,695	2,860
Consumer and home equity	308	2,274	2,243	2,322	2,432
Total non-accrual loans	22,615	31,126	42,763	33,090	32,853
Property acquired through foreclosure or repossession	—	—	—	—	354
Total non-performing assets	$22,615	$31,126	$42,763	$33,090	$33,207
Loans past due 90 days or more and still accruing	$—	$—	$1	$165	$58
Loans restructured and still accruing	$3,595	$3,799	$3,856	$4,299	$4,667
Ratio of allowance for loan losses to total loans	1.01%	1.10%	1.18%	1.11%	1.00%
Total non-accrual loans to total loans	0.38%	0.51%	0.71%	0.57%	0.57%
Total non-performing assets to total assets	0.29%	0.40%	0.56%	0.44%	0.44%
Annualized net charge-offs to average loans	0.10%	0.07%	0.04%	0.04%	—%

(1) Periods prior to December 31, 2020 do not reflect the adoption of ASU 2016-13
(2) Includes non-accrual purchased credit deteriorated loans from December 31, 2020 forward

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)
	At or for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share amounts)	2021	2021	2020	2020	2020
Calculation of Tangible Book Value Per Common Share
Total common stockholders' equity at end of period - GAAP	$796,676	$768,065	$763,784	$753,572	$745,489
Less: Goodwill	156,277	156,277	156,277	156,277	156,277
Less: Other identifiable intangible assets	2,841	3,063	3,288	3,538	3,788
Total tangible common stockholders' equity at end of period - Non-GAAP	$637,558	$608,725	$604,219	$593,757	$585,424
Shares outstanding at end of period	50,601	50,598	50,480	50,468	50,463
Book value per share - GAAP	$15.74	$15.18	$15.13	$14.93	$14.77
Tangible book value per share - Non-GAAP	$12.60	$12.03	$11.97	$11.77	$11.60
Calculation of Tangible Common Equity to Tangible Assets
Total tangible common stockholders' equity at end of period - Non-GAAP	$637,558	$608,725	$604,219	$593,757	$585,424
Total assets at end of period - GAAP	$7,854,238	$7,771,761	$7,664,297	$7,522,184	$7,488,516
Less: Goodwill	156,277	156,277	156,277	156,277	156,277
Less: Other identifiable intangible assets	2,841	3,063	3,288	3,538	3,788
Total tangible assets at end of period - Non-GAAP	$7,695,120	$7,612,421	$7,504,732	$7,362,369	$7,328,451
Common equity to assets - GAAP	10.14%	9.88%	9.97%	10.02%	9.96%
Tangible common equity to tangible assets - Non-GAAP	8.29%	8.00%	8.05%	8.06%	7.99%
Calculation of Return on Average Tangible Common Equity
Net income - GAAP	$27,407	$23,175	$18,848	$14,427	$11,851
Total average common stockholders' equity - GAAP	$781,299	$770,255	$753,059	$751,099	$742,050
Less: Average goodwill	156,277	156,277	156,277	156,277	156,277
Less: Average other identifiable intangible assets	2,979	3,192	3,433	3,689	3,942
Total average tangible common stockholders' equity - Non-GAAP	$622,043	$610,786	$593,349	$591,133	$581,831
Return on average common stockholders' equity - GAAP	14.07%	12.20%	9.96%	7.64%	6.42%
Return on average tangible common stockholders' equity - Non-GAAP	17.67%	15.39%	12.64%	9.71%	8.19%
Calculation of Efficiency Ratio
Total noninterest expense	$34,097	$33,903	$36,945	$32,097	$31,462
Amortization of core deposit intangibles	(221)	(226)	(249)	(250)	(261)
Long term debt prepayment fees	—	—	(3,777)	—	—
Noninterest expense, as adjusted	$33,876	$33,677	$32,919	$31,847	$31,201
Net interest income	$59,740	$56,728	$55,135	$52,134	$50,519
Total noninterest income	5,269	5,759	6,845	6,773	5,481
Total revenue	65,009	62,487	61,980	58,907	56,000
Tax-equivalent adjustment on municipal securities	167	163	149	108	93
Gains on sales of investment securities	(9)	—	(871)	—	—
Total revenue, as adjusted	$65,167	$62,650	$61,258	$59,015	$56,093
Efficiency ratio - Non-GAAP	51.98%	53.75%	53.74%	53.96%	55.62%

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)
	For the Six Months Ended June 30,
(dollars in thousands)	2021	2020
Calculation of Return on Average Tangible Common Equity
Net income - GAAP	$50,582	$24,243

Total average common stockholders' equity - GAAP	$775,808	$739,385
Less: Average goodwill	156,277	156,277
Less: Average other identifiable intangible assets	3,085	4,073
Total average tangible common stockholders' equity - Non-GAAP	$616,446	$579,035
Return on average common stockholders' equity - GAAP	13.15%	6.59%
Return on average tangible common stockholders' equity - Non-GAAP	16.55%	8.42%

Calculation of Efficiency Ratio
Total noninterest expense	$68,000	$63,966
Amortization of core deposit intangibles	(447)	(526)
Long-term debt prepayment fee	—	(356)
Noninterest expense, as adjusted	$67,553	$63,084

Net interest income	$116,468	$100,418
Noninterest income	11,028	13,492
Total revenue	$127,496	$113,910
Tax-equivalent adjustment on municipal securities	330	181
Gains on sales of investment securities	(9)	(342)
Total revenue, as adjusted	$127,817	$113,749
Efficiency ratio - Non-GAAP	52.85%	55.46%